Exhibit for N-SAR ITEM 77 Q1



(a) Copies of any material amendments to the registrant's charter or bylaws:

1. The Amended and Restated Declaration of Trust for Eagle Growth & Income Fund, dated November 1, 2008, is incorporated by reference to Post-Effective Amendment No. 37 to the Registrant's Registration Statement on Form N-1A filed on December 23, 2008 (SEC Accession No. 0000898432-08-001314).

2. The Amended and Restated By-Laws for Eagle Growth & Income Fund, dated November 1, 2008, is incorporated by reference to Post-Effective Amendment No. 37 to the Registrant's Registration Statement on Form N-1A filed on December 23, 2008 (SEC Accession No. 0000898432-08-001314).



(e) Copies of any new or amended registrant investment advisory contracts

1. The Eagle Funds Investment Advisory Agreement by and among Eagle Capital Appreciation Fund, Eagle Growth & Income Fund, Eagle Series Trust and Eagle Asset Management, Inc., dated November 1, 2008, is incorporated by reference to Post-Effective Amendment No. 37 to the Registrant's Registration Statement on Form N-1A filed on December 23, 2008 (SEC Accession No. 0000898432-08-001314).

2. The Subadvisory Agreement between Eagle Asset Management, Inc. and Thornburg Investment Management, Inc., dated November 1, 2008, is incorporated by reference to Post-Effective Amendment No. 37 to the Registrant's Registration Statement on Form N-1A filed on December 23, 2008 (SEC Accession No. 0000898432-08-001314).